EXHIBIT 10.1

                             SUBSCRIPTION AGREEMENT


                  This Subscription Agreement is entered into effective as of January 13, 2000, between Pinnacle Towers Inc., a Delaware corporation (the "Purchaser") and Pinnacle Towers III Inc., a Florida corporation (the "Company").

                  The Company has created and authorized the issuance of shares of its Series A Convertible Preferred Stock, par value $0.001 per share ("Series A Preferred Stock").

                  The Company has agreed to issue and sell to the Purchaser, and the Purchaser has agreed to subscribe for and purchase, certain of the shares of Series A Preferred Stock.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree as follows:

                  1. Subscription, Purchase and Sale. The Purchaser hereby subscribes for and purchases, and the Company hereby issues and sells to the Purchaser, 2.176 shares of Series A Preferred Stock, for an aggregate purchase price of $2,176,000.

                  2. Payment of Subscription Price. The Purchaser is paying the aggregate purchase price for the 2.176 shares of Series A Preferred Stock on the date of this Subscription Agreement by wire transfer of immediately available funds as directed by the Company.

                  3. Purchaser's Representations. The Purchaser represents and warrants that it is acquiring the shares of series A Preferred Stock being purchased by it hereunder solely for its own account, for investment purposes, and that the Purchaser is an accredited investor, as that term is defined in the rules and regulations promulgated under the Securities Act of 1933, as amended.

                  4. Company's Representations. The Company represents and warrants to the Purchaser that (a) the Company is a corporation existing and in good standing under the laws of the State of Florida, (b) the Company has the legal power and capacity to enter into this Agreement and issue the 2.176 shares of Series A Preferred Stock to be issued pursuant to this Agreement, and (c) when issued in accordance with this Agreement, such 2.176 shares of Series A Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

                  5. Miscellaneous. This Subscription Agreement may be executed in two or more counterparts, no one of which need contain the signatures of both parties hereto.

                               *     *     *     *

                  This Subscription Agreement is hereby executed and delivered by the parties to be effective as of the date first written above.


                                                     PINNACLE TOWERS INC.


                                                     By:________________________
                                                        ________________________

                                                     PINNACLE TOWERS III INC.


                                                     By:________________________
                                                        ________________________